Exhibit 32.2

CERTIFICATION PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of The Wet Seal, Inc. for the period ended October 27, 2012, I, Steven H. Benrubi, Executive Vice President and Chief Financial Officer of The Wet Seal, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	This Form 10-Q for the period ended October 27, 2012 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form 10-Q for the period ended October 27, 2012 fairly presents, in all material respects, the financial condition and results of operations of The Wet Seal, Inc.

Date: November 21, 2012	/s/ Steven H. Benrubi
Steven H. Benrubi Executive Vice President and Chief Financial Officer (Co-Principal Executive Officer, Principal Financial and Principal Accounting Officer)

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.